Exhibit 99.1
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                                                    Level 3 Communications, Inc.
                                                         1025 Eldorado Boulevard
                                                      Broomfield, Colorado 80021
                                                                  www.Level3.com


                                                                    NEWS RELEASE


FOR IMMEDIATE RELEASE

Level 3 Contacts:

Media:            Josh Howell                        Investors:       Robin Grey
                  720-888-2517                                      720-888-2518



                      Level 3 Reports First Quarter Results

                    Reaffirms Full Year 2004 Business Outlook

      Reports Communications Revenue of $389 Million For The First Quarter

                   Announced Launch of Consumer VoIP Services;
                       Acquired ICG's Dial Access Business

     Expects Debt Reduction of Approximately $245 Million In Second Quarter


BROOMFIELD, Colo., April 29, 2004 - Level 3 Communications, Inc. (Nasdaq:LVLT) today announced its first quarter results. Consolidated revenue was $899 million for the first quarter compared to $988 million for the fourth quarter 2003. Communications revenue was $389 million versus $399 million for the previous quarter, and information services revenue was $494 million compared to the seasonally strong fourth quarter revenue of $565 million.

Consolidated Adjusted OIBDA(1) was $128 million in the first quarter 2004, which exceeded the projection of $110 million - $120 million and compares to $129 million for the previous quarter. The net loss for the first quarter 2004 increased to $147 million or $0.22 per share compared to a net loss for the previous quarter of $121 million or $0.18 per share. Included in the net loss for the first quarter 2004 was a $23 million gain on the sale of the company's remaining investment in Commonwealth Telephone Enterprises, Inc., or $0.03 per share. Included in the net loss for the previous quarter was a $37 million gain on extinguishment of debt and a $38 million tax benefit.

Overview
"Despite a challenging market environment, we are pleased with our market share gains and customer wins, including the government sector, as well as our improved operating margins in the first quarter," said James Q. Crowe, CEO of Level 3. "Consistent with the past few quarters, Level 3 continues to focus on launching new services and is gaining momentum in our addressable markets. We are encouraged by the initial response from our distribution partners and their customers, and expect to benefit from the continued migration of voice from traditional circuit-switched services to softswitch-based VoIP services."

First Quarter Financial Results Compared to Projections (1)

------------------------------------------------------------- ------------------------ ---------------

Metric                                                        First Quarter Actuals    First Quarter
($ in millions)                                                                        Projections (1)
------------------------------------------------------------- ------------------------ ---------------
------------------------------------------------------------- ------------------------ ---------------
Communications Services Revenue (2) (excluding termination    $359
and settlement revenue)
------------------------------------------------------------- ------------------------ ---------------
------------------------------------------------------------- ------------------------ ---------------
   Reciprocal Compensation                                    $23
------------------------------------------------------------- ------------------------ ---------------
------------------------------------------------------------- ------------------------ ---------------
   Termination and Settlement Revenue                         $7
------------------------------------------------------------- ------------------------ ---------------
------------------------------------------------------------- ------------------------ ---------------
Communications Revenue                                        $389                     $380-$400
------------------------------------------------------------- ------------------------ ---------------
------------------------------------------------------------- ------------------------ ---------------
Information Services Revenue                                  $494
------------------------------------------------------------- ------------------------ ---------------
------------------------------------------------------------- ------------------------ ---------------
Other Revenue                                                 $16
------------------------------------------------------------- ------------------------ ---------------
------------------------------------------------------------- ------------------------ ---------------
Consolidated Revenue                                          $899
------------------------------------------------------------- ------------------------ ---------------
------------------------------------------------------------- ------------------------ ---------------
Consolidated Adjusted OIBDA (3)(4)                            $128                     $110-$120
------------------------------------------------------------- ------------------------ ---------------
------------------------------------------------------------- ------------------------ ---------------
Capital Expenditures (5)                                      $48                      $65
------------------------------------------------------------- ------------------------ ---------------
------------------------------------------------------------- ------------------------ ---------------
Unlevered Cash Flow (4)                                       $44
------------------------------------------------------------- ------------------------ ---------------
------------------------------------------------------------- ------------------------ ---------------
Communications Gross Margin (4)                               79%
------------------------------------------------------------- ------------------------ ---------------

(1)  Projections issued February 5, 2004
(2) Communications Services Revenue is GAAP communications revenue minus reciprocal compensation revenue
(3) Consolidated Adjusted OIBDA includes $2 million in restructuring charges and excludes $9 million in stock-based compensation expense
(4) See schedule of non-GAAP metrics for definition and reconciliation to GAAP measures
(5) Gross capital expenditures were $52 million for the quarter and accrual reversals were $4 million

Consolidated Cash Flow and Liquidity

During the first quarter 2004, unlevered cash flow(1) was $44 million, versus $57 million during the fourth quarter. Consolidated free cash flow for the first quarter was negative $40 million, versus negative $15 million for the previous quarter.

As of March 31, 2004, the company had cash and cash equivalents of approximately $1.1 billion, which was unchanged from December 31, 2003.

"Our consolidated free cash flow for the first quarter is in line with our expected increase in capital expenditures to support previously won customer contracts and working capital needs during the quarter," said Sunit Patel, CFO of Level 3.

Communications Business
Revenue
Communications revenue for the first quarter 2004 was $389 million, versus $399 million for the previous quarter. Total communications revenue for the first quarter consisted of $366 million of communications services revenue and $23 million of reciprocal compensation revenue, compared to $376 million and $23 million in the fourth quarter.

Included  in  communications  services  revenue was $7 million and $3 million of
settlement  and  termination   revenue  for  the  first  and  fourth   quarters,
respectively.

Communications services revenue, excluding settlement and termination revenue, decreased by $14 million quarter over quarter. This decline is primarily a result of expected, previously disclosed price decreases in managed modem related revenue during the first quarter 2004.

The communications deferred revenue balance increased by $17 million from December 31, 2003, primarily as a result of sales to the government sector and systems integrators.

Cost of Revenue
Communications cost of revenue for the first quarter was $81 million versus cost of revenue of $87 million for the previous quarter. Communications gross margin(1) was 79 percent for the first quarter compared to 78 percent in the fourth quarter. Communications cost of revenue decreased in the first quarter primarily due to reduced network expenses associated with the Genuity integration.

Selling, General and Administrative Expenses (SG&A)
Communications SG&A expenses decreased to $201 million for the first quarter, versus $214 million for the previous quarter. For the same periods, communications SG&A expenses include $9 million and $19 million of non-cash stock compensation expenses respectively.

The total number of employees in the communications business increased by approximately 100 during the first quarter to approximately 3,380 primarily as a result of the hiring of additional sales personnel during the quarter.

Adjusted Operating Income Before Depreciation and Amortization (OIBDA)
Adjusted OIBDA(1) for the communications business increased to $116 million for the first quarter from $110 million for the previous quarter. Communications Adjusted OIBDA margin(1) was 30 percent for the first quarter versus 28 percent in the previous quarter.

Communications Adjusted OIBDA for the first quarter excludes $9 million in non-cash stock compensation expense. Communications Adjusted OIBDA for the fourth quarter included $7 million in restructuring charges and excluded $19 million in non-cash stock compensation expense.

Information Services Business

Results for the information  services business include the Software Spectrum and
(i)Structure subsidiaries.

Revenue and Adjusted  Operating  Income  before  Depreciation  and  Amortization
(OIBDA)
Information services revenue was $494 million for the first quarter, versus $565 million for the previous quarter and included $4 million of termination revenue at (i)Structure. The decrease in revenue for the first quarter is due to seasonality in the company's Software Spectrum business.

Adjusted OIBDA(1) for the information services business was $11 million for the first quarter, including $2 million in restructuring charges, compared to $15 million for the previous quarter, which included $4 million in restructuring charges and excluded $4 million in non-cash stock compensation expense.

"As expected, revenue for our information services business declined due to typical seasonality between the fourth and first quarter and continued adoption of agency type agreements," said Charles C. Miller, vice chairman of Level 3. "We continue to focus on improving operational efficiency and gaining the benefits of integrating previous acquisitions."

The total number of employees in the information services business decreased to approximately 1,310 at the end of the first quarter from approximately 1,375 at the end of the previous quarter.

Other Businesses
The company's other businesses consist primarily of coal mining operations.


Revenue and Adjusted OIBDA
Revenue and Adjusted OIBDA(1) from other businesses were $16 million and $1 million in the first quarter compared to $24 million and $4 million for the previous quarter.

Corporate Transactions
Acquisitions
As recently announced, Level 3 acquired the managed modem business of ICG Communications, Inc. in April 2004 for approximately $35 million in cash. The business provides dial-up Internet access to America Online, EarthLink, MSN, United Online and other ISPs. The company expects the acquisition to add incremental revenue of approximately $35 million in 2004.

Termination of Vendor Agreement
Subsequent to the end of the first quarter, the company closed its previously announced settlement to terminate its vendor agreement with Allegiance Telecom. The company paid $54 million in cash to terminate its obligation to use certain managed modem assets through December 2006, including the use of operating equipment. The termination of this contract eliminates $213 million in capital lease obligations.

Debt Reduction
As a result of the company's termination of its vendor agreement with Allegiance and expected principal payments on capital leases during the second quarter, capital lease obligations are expected to decrease by approximately $245 million during the second quarter from a balance of $268 million at March 31, 2004.

"In addition to meeting the company's cash return criteria, both transactions further expand the company's local interconnection footprint, which is key to providing cost effective VoIP services," said Kevin O'Hara, president and COO of Level 3.

New Service Offerings
"A primary focus for the company this year is deploying new services that leverage Level 3's existing network infrastructure and address large, established markets for communications services, particularly in the voice market," said O'Hara. "With the addition of our consumer-oriented VoIP services announced during the quarter, Level 3's overall addressable market has nearly tripled over the last year to approximately $100 billion.

"Given the continued adoption of broadband, as well as the continued improvements in VoIP technology, the voice market is moving from traditional circuit-switched voice services to softswitch-based voice services, or VoIP. We believe this is a great opportunity for Level 3 as we offer high-quality, cost-effective VoIP services with enhanced functionality over our extensive softswitch platform and local interconnections that reach over 93 percent of the U.S. population."

Softswitch Services
The company currently offers wholesale VoIP services aimed at service providers and businesses, and recently announced two new wholesale services aimed at residential users. These new services are expected to serve more than 300 of the largest U.S. markets by the end of 2004.

(3)VoIPSM Enhanced Local Service is targeted towards cable operators, enhanced service providers, IXCs and others who currently operate their own switching infrastructure, but want to deploy residential voice services cost effectively with minimal involvement in local interconnection issues.

The service enables VoIP providers the flexibility to select from a number of functionalities, including: local and long distance calling, access to the traditional telephone network (PSTN), local phone numbers, operator assistance, directory listings, E911 emergency and local number portability.

HomeToneSM is a turnkey VoIP residential service offering local and long distance capabilities. Along with the features of (3)VoIP Enhanced Local Service, HomeTone also includes additional features such as voice mail, call waiting, caller ID, three-way conferencing, unified messaging, personal locator service, and end-user Web-based account management. HomeTone will be sold through distribution partners including ISPs, cable operators, and enhanced service providers.

"We believe that VoIP represents a significant opportunity for Level 3," said O'Hara. "Our extensive softswitch platform, which handles over 25 billion minutes of traffic per month, is a significant competitive advantage."

Transport and Infrastructure Services During the first quarter, the company launched two new metropolitan transport services, (3)Link(R) Metro Wavelength and (3)Link(R) Metro Ethernet, in its 36 metropolitan cities. These new services are complementary to the company's existing metropolitan offerings including private line and dark fiber.

Business Outlook
"In our fourth quarter earnings release, we announced that our largest managed modem customer, AOL, had preliminarily notified the company of its intent to significantly reduce overall purchases of dial-up capacity ports and to proportionately reduce purchases from the company," said Crowe. "We have now finalized the terms of the reduction in ports and pricing modifications and agreed to related amendments to our agreements with AOL. Based on these agreements we expect, beginning in the third quarter, to reduce ports provided to AOL by approximately one-third.

"The expected decline in 2004 managed modem revenue is a function of reduced pricing and a greater than proportionate decline in our dial-up capacity relative to the subscriber declines in the U.S. narrowband market. Over time, the company continues to expect its managed modem business to decline in line with the ongoing consumer shift from narrowband to broadband as well as continued pricing compression. "Including the expected effects of all port reductions and price compression in our managed modem business, but excluding the positive effect of revenue from the acquisition of ICG's managed modem business, the company is reaffirming its business outlook for 2004."

"This quarter, we are pleased to report industry leading Communications Adjusted OIBDA margins of 30 percent," Crowe said. "We expect second quarter Communications Adjusted OIBDA margins to decline to approximately 20 percent primarily as a result of network and integration expenses associated with the acquisition of ICG's managed modem business.

"Additionally, in accordance with GAAP, the addition of Allegiance's managed modem assets result in a reduction of debt and an increase in our network expenses, and therefore does not result in an improvement in our operating results until the integration is complete.

"Taking into account expected overall operational performance, including the effects of both transactions, we expect Communications Adjusted OIBDA margins to improve to the mid-20 percent range for the third quarter and to the high-20 percent range by year-end.

"These expected improvements in margins, together with our previously announced projection that we will experience a return to growth in communications revenue in the latter part of this year, are a result of the company's new service initiatives and the tripling of our addressable market to approximately $100 billion."

Second Quarter 2004

------------------------------------------------ ------------------
Metric                                           Second Quarter
($ in millions)                                  Projections
------------------------------------------------ ------------------
------------------------------------------------ ------------------
Communications Revenue                           $375-$395
------------------------------------------------ ------------------
------------------------------------------------ ------------------
Consolidated Adjusted OIBDA                      $80-$90
------------------------------------------------ ------------------
------------------------------------------------ ------------------
Capital Expenditures                             $70
------------------------------------------------ ------------------

"Our projection for second quarter communications revenue reflects the benefit of additional revenue from the ICG acquisition offset by expected reductions in revenue from our existing managed modem business from pricing and other factors," said Patel.

Consolidated Adjusted OIBDA is expected to decline to $80 million - $90 million in the second quarter primarily as a result of additional network expense related to the termination of the Allegiance vendor agreement, which shifts approximately $9 million of capital lease principal payments and interest expense to network expenses, as well as expenses associated with the integration of ICG managed modem traffic, and an expected increase in sales, marketing and promotion expenses. The company expects to achieve network expense synergies from both the Allegiance and ICG transactions in the second half of 2004, with corresponding improvements in Communications Adjusted OIBDA margins back to recently reported levels. Revenue from the ICG acquisition in the second quarter is expected to be offset by an equal amount of network expense and therefore does not contribute to Communications Adjusted OIBDA until the latter half of 2004.

Capital expenditures are expected to increase to approximately $70 million in the second quarter as the company continues investing in previously announced service initiatives and network build-out related to previously awarded contracts.

Summary
"I am pleased with our successes in the marketplace during the first quarter, including our government channel, and the increased pace of new services introduction," said Crowe. "We remain encouraged by the discussions and market trials we are having with our customers for VoIP services.

"While the communications marketplace certainly remains challenging, we continue to believe the combination of our new services and increased addressable market, together with our strong liquidity and solid balance sheet, put us in a strong competitive position."

Conference Call Information
Level 3 will hold a conference call to discuss the company's first quarter results at 11 a.m. Eastern Time today. To join the call, please dial 612-326-1011. A live broadcast of the call can also be heard on Level 3's web site at www.level3.com. An audio replay of the call will be accessible on the company's web site or by dialing 320-365-3844; access code 724885.

(1) Non-GAAP Metrics
Pursuant to Regulation G, the company is hereby providing a reconciliation of non-GAAP financial metrics to the most directly comparable GAAP measure.

The company provides projections that include non-GAAP metrics that the company deems relevant to management and investors. These non-GAAP metrics are Consolidated Adjusted OIBDA, communications gross margin, Communications Adjusted OIBDA margin, unlevered cash flow and consolidated free cash flow. The following reconciliation of these non-GAAP financial metrics to GAAP includes forward-looking statements with respect to the information identified as a projection. Level 3 has made a number of assumptions in preparing our projections, including assumptions as to the components of financial metrics. These assumptions, including dollar amounts of the various components that comprise a financial metric, may or may not prove to be correct. We caution you that these forward-looking statements are only predictions, which are subject to risks and uncertainties including technological uncertainty, financial variations, changes in the regulatory environment, industry growth and trend predictions. Please see the company's Annual Report on Form 10-K for a description of these risks and uncertainties.

In order to provide projections with respect to non-GAAP measures, we are required to indicate a range for GAAP measures that are components of the reconciliation of the non-GAAP metric. The provision of these ranges is in no way meant to indicate that the company is explicitly or implicitly providing projections on those GAAP components of the reconciliation. In order to reconcile the non-GAAP financial metric to GAAP, the company has to use ranges for the GAAP components that arithmetically add up to the non-GAAP financial metric. While the company feels reasonably comfortable about the projections for its non-GAAP financial metrics, it fully expects that the ranges used for the GAAP components will vary from actual results. We will consider our projections of non-GAAP financial metrics to be accurate if the specific non-GAAP metric is met or exceeded, even if the GAAP components of the reconciliation are different from those provided in an earlier reconciliation.

Communications Gross Margin ($) is defined as communications revenue less communications cost of revenue from the consolidated condensed statements of operations.

Cost of Revenue for the communications business includes leased capacity, right-of-way costs, access charges and other third party circuit costs directly attributable to the network, as well as costs of assets sold pursuant to sales-type leases.

Communications Gross Margin (%) is defined as communications gross margin ($) divided by communications revenue. Management believes that communications gross margin is a relevant metric to provide to investors, as it is a metric that management uses to measure the margin available to the company after it pays third party network services costs; in essence, a measure of the efficiency of the company's network.

COMMUNICATIONS GROSS MARGIN ($ in millions)
                                                 Q403             Q104
------------------------------------------------------------ ----------------
------------------------------------------------------------ ----------------
Communications revenue                           $399             $389
------------------------------------------------------------ ----------------
------------------------------------------------------------ ----------------
Communications cost of revenue                   $87               $81
------------------------------------------------------------ ----------------
------------------------------------------------------------ ----------------
Communications Gross Margin ($)                  $312             $308
------------------------------------------------------------ ----------------
------------------------------------------------------------ ----------------
Communications Gross Margin (%)                  78%               79%
------------------------------------------------------------ ----------------

Consolidated Adjusted OIBDA is defined as operating income from the consolidated condensed statements of operations, plus depreciation and amortization plus non-cash impairment charges plus non-cash stock compensation expense.

Communications Adjusted OIBDA Margin is defined as Communications Adjusted OIBDA divided by communications revenue.

Management believes that Consolidated Adjusted OIBDA and Communications Adjusted OIBDA Margins are relevant and useful metrics to provide to investors, as they are an important part of the company's internal reporting and are indicators of profitability and operating performance, especially in a capital-intensive industry such as telecommunications. Management also uses Consolidated Adjusted OIBDA and Communications Adjusted OIBDA Margins to compare the company's performance to that of its competitors. Consolidated Adjusted OIBDA excludes non-cash impairment charges and non-cash stock compensation expense due to the company's adoption of the expense recognition provisions of SFAS No. 123. Additionally, Consolidated Adjusted OIBDA excludes interest expense and income tax expense and other gains/losses not included in operating income. Excluding these items eliminates the expenses associated with the company's capitalization and tax structures. Consolidated Adjusted OIBDA excludes depreciation and amortization expense in order to eliminate the impact of capital investments which management believes should be evaluated through consolidated free cash flow.

There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from the company's calculations. Additionally, this financial measure does not include certain significant items such as depreciation and amortization, interest expense and non-cash impairment charges. Consolidated Adjusted OIBDA and Communications Adjusted OIBDA Margin should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Consolidated Adjusted OIBDA
Three Months Ended March 31, 2004                          Communications  Information                     Con-
($ in millions)                                                               Services        Other       solidated
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
Net Earnings/(Loss)                                           ($175)             $5            $23         ($147)
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
Income Tax (Benefit)/Expense                                    --               --            $1            $1
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
Plus Other (Income)/Expense                                    $111             ($1)          ($24)          $86
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
Operating Income/(Loss)                                        ($64)             $4            --           ($60)
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
Plus Depreciation and Amortization Expense                     $171              $7            $1           $179
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
Plus Non-Cash Stock Compensation Expense                        $9               --            --            $9
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
Consolidated Adjusted OIBDA                                    $116             $11            $1           $128
---------------------------------------------------------- -------------- ----------------- ---------- ----------------


                                     Page 9

---------------------------------------------------------- -------------- ----------------- ---------- ----------------
Consolidated Adjusted OIBDA
Three Months Ended December 31, 2003                       Communications  Information                     Con-
($ in millions)                                                               Services        Other       solidated
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
Net Earnings/(Loss)                                           ($166)             $4            $41         ($121)
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
Income from Discontinued Operations                            ($4)              --            --           ($4)
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
Income Tax (Benefit)/Expense                                    --               $1           ($39)         ($38)
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
Plus Other (Income)/Expense                                     $87              --            --            $87
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
Operating Income/(Loss)                                        ($83)             $5            $2           ($76)
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
Plus Depreciation and Amortization Expense                     $174              $6            $2           $182
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
Plus Non-Cash Stock Compensation Expense                        $19              $4            --            $23
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
---------------------------------------------------------- -------------- ----------------- ---------- ----------------
Consolidated Adjusted OIBDA                                    $110             $15            $4           $129
---------------------------------------------------------- -------------- ----------------- ---------- ----------------

-------------------------------------------------------------- --------------
Communications Adjusted OIBDA Margin
($ in millions)                                      Q403             Q104
-------------------------------------------------------------- --------------
-------------------------------------------------------------- --------------
Communications revenue                               $399             $389
-------------------------------------------------------------- --------------
-------------------------------------------------------------- --------------
Communications Adjusted OIBDA                        $110             $116
-------------------------------------------------------------- --------------
-------------------------------------------------------------- --------------
Communications Adjusted OIBDA Margin                  28%             30%
-------------------------------------------------------------- --------------

                                                   Consolidated
Projected Consolidated Adjusted OIBDA                 Range
Three Months Ended June 30, 2004
($ in millions)
-------------------------------------------- -----------------------------
-------------------------------------------- ------------ ----------------
                                                 Low           High
-------------------------------------------- ------------ ----------------
-------------------------------------------- ------------ ----------------
Net Earnings/(Loss)                            ($230)         ($205)
-------------------------------------------- ------------ ----------------
-------------------------------------------- ------------ ----------------
Plus Other (Income)/Expense                     $120           $110
-------------------------------------------- ------------ ----------------
-------------------------------------------- ------------ ----------------
Operating Income/(Loss)                        ($110)          ($95)
-------------------------------------------- ------------ ----------------
-------------------------------------------- ------------ ----------------
Plus Depreciation and Amortization Expense      $180           $175
-------------------------------------------- ------------ ----------------
-------------------------------------------- ------------ ----------------
Plus Non-Cash Stock Compensation Expense         $10            $10
-------------------------------------------- ------------ ----------------
-------------------------------------------- ------------ ----------------
Consolidated Adjusted OIBDA                      $80            $90
-------------------------------------------- ------------ ----------------


Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures offset by release of capital expenditure accruals, and adding back cash interest paid, less interest income all as disclosed in the consolidated condensed statements of cash flows or the consolidated condensed statements of operations. Management believes that unlevered cash flow is a relevant metric to provide to investors, as it is an indicator of the operational strength and performance of the company and, measured over time, provides management and investors with a sense of the growth pattern of the business.

There are material limitations to using unlevered cash flow to measure the company against some of its competitors as it excludes certain material items such as cash spent on merger and acquisition activity and interest expense. Level 3 does not currently pay income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable. Unlevered cash flow should not be used as a substitute for net change in cash and cash equivalents on the consolidated condensed statements of cash flows.

Consolidated Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures offset by release of capital expenditure accruals as disclosed in the consolidated condensed statements of cash flows. Management believes that consolidated free cash flow is a relevant metric to provide to investors, as it is an indicator of the company's ability to generate cash to service its debt.

There are material limitations to using consolidated free cash flow to measure the company against some of its competitors as Level 3 does not currently pay income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable. This financial measure should not be used as a substitute for net change in cash and cash equivalents on the consolidated condensed statements of cash flows.

UNLEVERED CASH FLOW AND CONSOLIDATED FREE CASH FLOW
Three Months Ended March 31, 2004                                           Consolidated Free
($ in millions)                                       Unlevered Cash Flow       Cash Flow
----------------------------------------------------- -------------------- --------------------
----------------------------------------------------- -------------------- --------------------
Net Cash Provided by Continuing Operations                    $8                   $8
----------------------------------------------------- -------------------- --------------------
----------------------------------------------------- -------------------- --------------------
Gross Capital Expenditures                                   ($52)                ($52)
----------------------------------------------------- -------------------- --------------------
----------------------------------------------------- -------------------- --------------------
Release of Capital Expenditure Accruals                       $4                   $4
----------------------------------------------------- -------------------- --------------------
----------------------------------------------------- -------------------- --------------------
Cash Interest Paid                                            $87                  N/A
----------------------------------------------------- -------------------- --------------------
----------------------------------------------------- -------------------- --------------------
Interest Income                                              ($3)                  N/A
----------------------------------------------------- -------------------- --------------------
----------------------------------------------------- -------------------- --------------------
Total                                                         $44                 ($40)
----------------------------------------------------- -------------------- --------------------



----------------------------------------------------- -------------------- --------------------
UNLEVERED CASH FLOW AND CONSOLIDATED FREE CASH FLOW
Three Months Ended December 31, 2003                                        Consolidated Free
($ in millions)                                       Unlevered Cash Flow       Cash Flow
----------------------------------------------------- -------------------- --------------------
----------------------------------------------------- -------------------- --------------------
Net Cash Provided by  Continuing Operations                   $29                  $29
----------------------------------------------------- -------------------- --------------------
----------------------------------------------------- -------------------- --------------------
Gross Capital Expenditures                                   ($49)                ($49)
----------------------------------------------------- -------------------- --------------------
----------------------------------------------------- -------------------- --------------------
Release of Capital Expenditure Accruals                       $5                   $5
----------------------------------------------------- -------------------- --------------------
----------------------------------------------------- -------------------- --------------------
Cash Interest Paid                                            $75                  N/A
----------------------------------------------------- -------------------- --------------------
----------------------------------------------------- -------------------- --------------------
Interest Income                                              ($3)                  N/A
----------------------------------------------------- -------------------- --------------------
----------------------------------------------------- -------------------- --------------------
Total                                                         $57                 ($15)
----------------------------------------------------- -------------------- --------------------

                                                   Consolidated
PROJECTED CONSOLIDATED FREE CASH FLOW                   Range
Twelve Months Ended December 31, 2004
($ in millions)
----------------------------------------------------------------------------
----------------------------------------------------------- ----------------
                                                 Low             High
----------------------------------------------------------- ----------------
----------------------------------------------------------- ----------------
Net Cash Provided by Continuing Operations       $70             $100
----------------------------------------------------------- ----------------
----------------------------------------------------------- ----------------
Gross Capital Expenditures                     ($254)           ($304)
----------------------------------------------------------- ----------------
----------------------------------------------------------- ----------------
Release of Capital Accruals                      $4               $4
----------------------------------------------------------- ----------------
----------------------------------------------------------- ----------------
Total                                          ($180)           ($200)
----------------------------------------------------------- ----------------

About Level 3 Communications
Level 3 (Nasdaq:LVLT) is an international communications and information services company. The company operates one of the largest Internet backbones in the world, is one of the largest providers of wholesale dial-up service to ISPs in North America and is the primary provider of Internet connectivity for millions of broadband subscribers, through its cable and DSL partners. The company offers a wide range of communications services over its 22,500 mile broadband fiber optic network including Internet Protocol (IP) services, broadband transport and infrastructure services, colocation services, and patented Softswitch managed modem and voice services. Its Web address is www.Level3.com.

The company offers information services through its subsidiaries, Software Spectrum and (i)Structure. For additional information, visit their respective web sites at www.softwarespectrum.com and www.i-structure.com.

The Level 3 logo, (3)Link Metro Wavelength and (3)Link Metro Ethernet are registered service marks and (3)VoIP Enhanced Local Service and HomeTone are service marks of Level 3 Communications, Inc. in the United States and/or other countries.


Forward Looking Statement
Some of the statements made by Level 3 in this press release are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements. Level 3 believes that its primary risk factors include, but are not limited to: changes in the overall economy relating to, among other things, the September 11 attacks and subsequent events, the challenges of integration, substantial capital requirements; development of effective internal processes and systems; the ability to attract and retain high quality employees; technology; the number and size of competitors in its markets; law and regulatory policy; and the mix of products and services offered in the company's target markets. Additional information concerning these and other important factors can be found within Level 3's filings with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors.

[logo]
                                 ATTACHMENT #1

                  LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES
                 Consolidated Condensed Statements of Operations
                                   (unaudited)

                                                                                  Three Months Ended
                                                                              March 31,       December 31,
(dollars in millions)                                                            2004             2003

Revenue:
   Communications                                                                     $ 389            $ 399
   Information Services                                                                 494              565
   Other                                                                                 16               24
                                                                                         --               --
    Total Revenue                                                                       899              988

Costs and Expenses:
   Cost of Revenue                                                                      543              620
   Depreciation and Amortization                                                        179              182
   Selling, General and Administrative, including non-cash
     compensation of $9 and $23, respectively                                           235              251
   Restructuring Charges, including noncash impairment
       charges of $-, and $-, respectively                                                2               11
                                                                                          -               --
    Total Costs and Expenses                                                            959            1,064
                                                                                        ---            -----

Operating Income (Loss)                                                                 (60)             (76)

Other Income (Loss), net
   Interest Income                                                                        3                3
   Interest Expense                                                                    (127)            (128)
   Other Income                                                                          38               38
                                                                                         --               --
    Other Income (Loss)                                                                 (86)             (87)
                                                                                        ---              ---

Loss Before Income Taxes                                                               (146)            (163)

Income Tax (Expense) Benefit                                                             (1)              38
                                                                                         --               --

Loss Before Discontinued Operations                                                    (147)            (125)

Income From Discontinued Operations                                                       -                4
                                                                                          -                -

Net Loss                                                                             $ (147)          $ (121)
                                                                                     ======           ======
Basic Earnings (Loss) per Share:

   Loss Before Discontinued Operations                                              $ (0.22)         $ (0.19)
   Income From Discontinued Operations                                                    -             0.01
                                                                                        ----            ----
   Net Loss                                                                         $ (0.22)         $ (0.18)
                                                                                    =======          =======

Weighted Average Shares Outstanding (in thousands)
   Basic                                                                            679,991          671,992
                                                                                    =======          =======

           (c) 2004 by Level 3 Communications, Inc. All rights reserved.

[logo]
                                  ATTACHMENT #2

                 LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES
                     Consolidated Condensed Balance Sheets
                                  (unaudited)

                                                                                       March 31,       December 31,
(dollars in millions)                                                                    2004              2003

Assets

Current Assets
    Cash and cash equivalents                                                                $ 1,161           $ 1,129
    Marketable securities                                                                          -                42
    Restricted securities                                                                         47                74
    Accounts receivable, less allowances of $26 and $28, respectively                            429               561
    Other                                                                                        110               140
                                                                                                 ---               ---
Total Current Assets                                                                           1,747             1,946

Property, Plant and Equipment, net                                                             5,598             5,727

Restricted Securities                                                                             63                61

Intangibles, net and Goodwill                                                                    445               459

Other Assets, net                                                                                 99               100
                                                                                                  --               ---

                                                                                             $ 7,952           $ 8,293
                                                                                             =======           =======

Liabilities and Stockholders' Equity

Current Liabilities:
    Accounts payable                                                                           $ 510             $ 651
    Current portion of long-term debt                                                            103               125
    Accrued payroll and employee benefits                                                         94               135
    Accrued interest                                                                             118               100
    Deferred revenue                                                                             154               189
    Other                                                                                        220               231
                                                                                                 ---               ---
Total Current Liabilities                                                                      1,199             1,431

Long-Term Debt, less current portion                                                           5,276             5,250

Deferred Revenue                                                                                 970               954

Other Liabilities                                                                                476               477

Stockholders' Equity                                                                              31               181
                                                                                                  --               ---

                                                                                             $ 7,952           $ 8,293
                                                                                             =======           =======

          (c) 2004 by Level 3 Communications, Inc. All rights reserved.

[logo]
                                 ATTACHMENT #3

                  LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows
                                   (unaudited)

                                                                                        Three Months Ended
                                                                                      March 31,     December 31,
(dollars in millions)                                                                  2004           2003

Cash Flows from Operating Activities:
     Net Loss                                                                             $ (147)         $ (121)
       Income from discontinued operations                                                     -              (4)
                                                                                               -              --
       Loss before discontinued operations                                                  (147)           (125)

Adjustments  to  reconcile  loss  before  discontinued  operations  to net  cash provided by continuing operations:
        Depreciation and amortization                                                        179             182
        Gain on sale of property, plant and equipment, and other assets                      (32)             (4)
        Gain on debt extinguishments, net                                                      -             (37)
        Non-cash compensation expense attributable to stock awards                             9              23
        Deferred revenue                                                                     (16)             82
        Amortization of debt issuance costs                                                    4               4
        Accreted interest on discount debt                                                    18              25
        Accrued interest on long-term debt                                                    18              24
        Deferred income taxes                                                                  -             (45)
        Changes in working capital items net of amounts acquired:
           Receivables                                                                       121            (198)
           Other current assets                                                               30             (21)
           Payables                                                                         (136)            141
           Other liabilities                                                                 (35)            (14)
        Other                                                                                 (5)             (8)
                                                                                              --              --
Net Cash Provided by Continuing Operations                                                     8              29

Cash flows from Investing Activities:
     Decrease in restricted cash and securities, net                                          25              18
     Capital expenditures                                                                    (52)            (49)
     Release of capital expenditure accruals                                                   4               5
     Proceeds from sale of Commonwealth Telephone                                             41               -
     Proceeds from sale of property, plant and equipment                                       9               7
     Genuity acquisition                                                                       -              35
                                                                                              --              --
Net Cash Provided by Investing Activities                                                     27              16

Cash Flows from Financing Activities:
     Purchases of and payments on long-term debt, including current portion                   (1)           (743)
     Long-term debt borrowings, net of issuance costs                                          -             487
                                                                                              --             ---
Net Cash Used in Financing Activities                                                         (1)           (256)

Net Cash Provided by Discontinued Operations                                                   -              20

Effect of Exchange Rates on Cash                                                              (2)              3
                                                                                              --               -

Net Change in Cash and Cash Equivalents                                                       32            (188)

Cash and Cash Equivalents at Beginning of Year                                             1,129           1,317
                                                                                           -----           -----

Cash and Cash Equivalents at End of Period                                               $ 1,161         $ 1,129
                                                                                         =======         =======

Supplemental Disclosure of Cash Flow Information:
     Cash interest paid                                                                     $ 87            $ 75

          (c) 2004 by Level 3 Communications, Inc. All rights reserved.